Exhibit 99.1

For Immediate Release

Contact:     Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-407-7895
Fax: 919-407-5615
Email: investorrelations@cree.com

Cree Reports Financial Results for the Fourth Quarter and Fiscal Year 2012

DURHAM, N.C., August 7, 2012 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $306.8 million for its fourth quarter of fiscal 2012, ended June 24, 2012. This represents a 26% increase compared to revenue of $243.0 million reported for the fourth quarter of fiscal 2011 and an 8% increase compared to the third quarter of fiscal 2012. GAAP net income for the fourth quarter was $10.0 million, or $0.09 per diluted share, a decrease of 49% year-over-year compared to GAAP net income of $19.8 million, or $0.18 per diluted share, for the fourth quarter of fiscal 2011. On a non-GAAP basis, net income for the fourth quarter of fiscal 2012 was $29.2 million, or 0.25 per diluted share, a decrease of 4% year-over-year compared to non-GAAP net income for the fourth quarter of fiscal 2011 of $30.6 million, or $0.28 per diluted share.

For fiscal year 2012, Cree reported revenue of $1.16 billion, which represents an 18% increase compared to revenue of $988 million for fiscal 2011. GAAP net income was $44 million, or $0.39 per diluted share, a decrease of 70% compared to $147 million, or $1.33 per diluted share for fiscal 2011. On a non-GAAP basis, net income for fiscal year 2012 was $109 million, or $0.95 per diluted share, a decrease of 42% compared to $187 million, or $1.70 per diluted share, for fiscal 2011. Cree generated $242 million of operating cash flow and $130 million of free cash flow (cash flow from operations less capital expenditures) during fiscal 2012.

"We finished the year strong in our fiscal fourth quarter with record revenue and non-GAAP earnings per share on the high end of our target range," stated Chuck Swoboda, Cree Chairman and CEO. "Overall, LED lighting adoption continues to increase and we remain focused on being the leader in innovation to grow our business by enabling our customers to realize the tremendous benefits of LED technology. While we are encouraged by our progress, the macroeconomic environment is impacting our growth outlook in the near term."

Q4 2012 Financial Metrics
(in thousands except per share amounts and percentages)

Exhibit 99.1

	Fourth Quarter
	2012	2011	Change
	(unaudited)	(unaudited)
Net revenue	$306,759	$243,027	$63,732	26%
GAAP
Gross Margin	34.8%	38.1%
Operating Margin	2.8%	8.3%
Net Income	$10,026	$19,808	$(9,782)	(49)%
Earnings per diluted share	$0.09	$0.18	$(0.09)	(50)%
Non-GAAP
Gross Margin	36.3%	38.8%
Operating Margin	9.8%	13.5%
Net Income	29,194	30,554	(1,360)	(4)%
Earnings per diluted share	0.25	0.28	(0.03)	(11)%

•	Gross margin decreased 10 basis points from Q3 of fiscal 2012 to 34.8% on a GAAP basis and increased 70 basis points to 36.3% on a non-GAAP basis.

•	Cash and investments increased $34 million from Q3 of fiscal 2012 to $745 million.

•	Accounts receivable (net) decreased $16 million from Q3 of fiscal 2012 to $152 million, with days sales outstanding of 45.

•	Inventory decreased $8 million from Q3 of fiscal 2012 to $189 million and represents 85 days of inventory.

Recent Business Highlights:

•	Released our new CS Series LED linear luminaire to deliver fast payback to low bay lighting applications;

•	Introduced the XLamp® XP-G2 LED to deliver luminaire manufacturers up to 20 percent more lumens per watt and 2.5 times the lumens-per-dollar over the original XP-G LED;

•	Expanded our CR Series LED downlights, offering high performance and low prices for mainstream residential and commercial lighting applications;

•	Raised the industry standard with a new 170 lumen-per-watt prototype LED light bulb which leverages breakthrough innovations to optimize performance, lower cost and drive LED lighting adoption;

•	Enabled the largest municipal street lighting project in China, as the Beibei district of Chongqing recently completed the installation of 20,000 street lights featuring 1.9 million Cree LEDs;

•
Settled our patent infringement litigation with SemiLEDs. As part of the settlement, SemiLEDs agreed to the entry of an injunction effective October 1, 2012 that prohibits the importation and sale of the SemiLEDs accused products in the United States and has made a one-time payment to us for past damages.

Business Outlook:

For its first quarter of fiscal 2013 ending September 23, 2012, Cree targets revenue in a range of $305 million to $325 million with GAAP gross margin targeted to be 36%+/- and non-GAAP gross margin targeted to be 37%+/-. Our GAAP gross margin targets include stock-based compensation expense of approximately $2.1 million, while our non-GAAP targets do not. Operating expenses are targeted to increase by approximately $2 million on a GAAP basis and approximately $1 million on a non-GAAP basis. The tax rate is targeted at 19.0% for fiscal Q1. GAAP net income is targeted at $10 million to $16 million, or $0.09 to $0.14 per diluted share. Non-GAAP net income is targeted in a range of $27 million to $33 million, or $0.23 to $0.28 per diluted share. The GAAP and non-GAAP net income targets are based on an estimated 116.0 million diluted weighted average shares. Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles and stock-based compensation expense of $0.14 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal fourth quarter 2012 results and the fiscal first quarter 2013 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree's website at www.cree.com and go to “Investor Relations - Financial Events and Presentations” for webcast details. The call will be archived and available on the website through August 21, 2012.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree's website, under “Financial Information,” “Quarterly Results,” at www.cree.com.
About Cree, Inc.

Cree is leading the LED lighting revolution and making energy-wasting traditional lighting technologies obsolete through the use of energy-efficient, mercury-free LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor products for power and radio frequency (RF) applications.

Cree's product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and solar inverters.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues given that our current backlog has remained at relatively low levels for the revenue targets and our ability to forecast orders is limited; risks associated with our acquisition of Ruud Lighting; increasing price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectibility of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 26, 2011, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree®, the Cree logo and XLamp® are registered trademarks of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended		Year Ended
	June 24, 2012	June 26, 2011	June 24, 2012	June 26, 2011
	(Thousands, except per share amounts)
Revenue, net	$306,759	$243,027	$1,164,658	$987,615
Cost of revenue, net	199,856	150,324	755,196	551,842
Gross profit	106,903	92,703	409,462	435,773
Gross margin percentage	34.8%	38.1%	35.2%	44.1%

Operating expenses:
Research and development	36,921	30,054	143,357	115,035
Sales, general and administrative	52,303	39,133	197,092	139,304
Amortization of acquisition-related intangibles	7,614	2,670	26,274	10,776
Loss on disposal or impairment of long-lived assets	1,393	646	3,481	1,952
Total operating expenses	98,231	72,503	370,204	267,067

Operating income	8,672	20,200	39,258	168,706
Operating income percentage	2.8%	8.3%	3.4%	17.1%

Non-operating income:
Interest and other non-operating income, net	1,574	3,057	8,389	9,521
Income from operations before income taxes	10,246	23,257	47,647	178,227

Income tax (benefit) expense	220	3,449	3,235	31,727
Net income	$10,026	$19,808	$44,412	$146,500

Earnings per share:
Diluted net income per share	$0.09	$0.18	$0.39	$1.33

Shares used in diluted per share calculation	116,243	109,990	115,225	110,035

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 24, 2012	June 26, 2011
	(unaudited)
	(Thousands, except par value)
ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$744,513	$1,085,797
Accounts receivable, net	152,258	118,469
Income tax receivable	—	6,796
Inventories	188,849	176,482
Deferred income taxes	21,744	17,857
Prepaid expenses and other current assets	56,917	51,494
Total current assets	1,164,281	1,456,895
Property and equipment, net	582,461	555,929
Intangible assets, net	376,075	102,860
Goodwill	616,345	326,178
Other assets	8,336	4,860
Total assets	$2,747,498	$2,446,722

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$78,873	$76,593
Accrued salaries and wages	29,837	18,491
Income taxes payable	3,834	15,493
Other current liabilities	36,633	29,739
Total current liabilities	149,177	140,316

Long-term liabilities:
Deferred income taxes	15,735	21,902
Other long-term liabilities	22,695	22,940
Total long-term liabilities	38,430	44,842

Shareholders’ equity:
Common Stock	144	136
Additional paid-in-capital	1,861,502	1,593,530
Accumulated other comprehensive income, net of taxes	11,007	13,091
Retained earnings	687,238	654,807
Total shareholders’ equity	2,559,891	2,261,564
Total liabilities and shareholders’ equity	$2,747,498	$2,446,722

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which is expenses less stock-based compensation expense, charges for amortization or impairment of acquired intangibles, acquisition finished goods inventory step-up, acquisition inventory write-off, and acquisition costs.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the company's current financial performance and the company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing, and also do not include acquisition finished goods inventory step-up, acquisition inventory write-off, and acquisition costs. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company's financial results.
As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the current operating results of Cree's business.
Ruud Lighting Finished Goods Inventory Step-up. The inventory purchased as part of the Ruud Lighting acquisition was recorded at fair value at the time of the acquisition. In particular, the finished goods inventory was valued at the anticipated customer sales price less cost to sell, which is higher than the cost to produce the finished goods. Cree refers to the difference between the fair value and cost to produce as the Ruud Lighting finished goods inventory step-up. Cree excludes this inventory step-up item as Cree does not believe this step-up value is reflective of ongoing operating results.

Acquired Inventory write-off. Cree acquired certain inventory with the Ruud acquisition that has been determined to be not useable. Cree excludes this expense as Cree does not believe this inventory write-off is reflective of the ongoing operating results.
Ruud Lighting Acquisition Cost. Cree incurred expenses directly related the acquisition of Ruud Lighting. These expenses include auditor fees, investment banking fees, legal fees and other consulting fees incurred to conclude the acquisition. Cree excludes these expenses as they bear no direct correlation to the current operating results and are not reflective of the ongoing operating results.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with all of the foregoing. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three Months Ended		Year Ended
	June 24, 2012	June 26, 2011	June 24, 2012	June 26, 2011
GAAP gross profit	$106,903	$92,703	$409,462	$435,773
GAAP gross margin percentage	34.8%	38.1%	35.2%	44.1%
Adjustment:
Stock-based compensation expense	$2,281	$1,530	$7,712	$5,454
Acquired inventory write-off	2,228	—	2,228	—
Ruud Lighting finished goods inventory step-up	—	—	1,482	—
Non-GAAP Gross Profit	$111,412	$94,233	$420,884	$441,227
Non-GAAP gross margin percentage	36.3%	38.8%	36.1%	44.7%

Non-GAAP Operating Income

	Three Months Ended		Year Ended
	June 24, 2012	June 26, 2011	June 24, 2012	June 26, 2011
GAAP operating income	$8,672	$20,200	$39,258	$168,706
GAAP operating income percentage	2.8%	8.3%	3.4%	17.1%
Adjustments
Stock-based compensation expense	$11,509	$9,947	$46,393	$38,240
Amortization of acquisition-related intangible assets	7,613	2,670	26,274	10,776
Acquired inventory write-off	2,228	—	2,228	—
Ruud Lighting acquisition costs	—	—	3,069	—
Ruud Lighting finished goods inventory step-up	—	—	1,482	—
Total adjustments to GAAP operating income	$21,350	$12,617	$79,446	$49,016
Non-GAAP operating income	$30,022	$32,817	$118,704	$217,722
Non-GAAP operating income percentage	9.8%	13.5%	10.2%	22.0%

Non-GAAP Net Income

	Three Months Ended		Year Ended
	June 24, 2012	June 26, 2011	June 24, 2012	June 26, 2011
GAAP net income	$10,026	$19,808	$44,412	$146,500
Adjustments
Stock-based compensation expense	11,509	9,947	46,393	38,240
Amortization of acquisition-related intangible assets	7,613	2,670	26,274	10,776
Acquired inventory write-off	2,228	—	2,228	—
Ruud Lighting acquisition costs	—	—	3,069	—
Ruud Lighting finished goods inventory step-up	—	—	1,482	—
Total adjustments to GAAP income before provision for income taxes	$21,350	$12,617	$79,446	$49,016
Income tax effect *	$(2,182)	$(1,871)	$(14,620)	$(8,726)
Non-GAAP net income	$29,194	$30,554	$109,238	$186,790

Earnings per Share
Non-GAAP diluted net income per share	$0.25	$0.28	$0.95	$1.70

Shares used in diluted net income per share calculation
Non-GAAP shares used	116,243	109,990	115,225	110,035
* Based on effective tax rate calculated using forecasted non-GAAP income

Free Cash Flow

	Three Months Ended		Year Ended
	June 24, 2012	June 26, 2011	June 24, 2012	June 26, 2011
Cash flow from operations	$71,703	$64,458	$242,280	$251,380
Less: PP&E CapEx spending	(19,809)	(47,852)	(95,015)	(237,085)
Less: Patents spending	(5,245)	(3,931)	(17,204)	(12,752)
Total free cash flows	$46,649	$12,675	$130,061	$1,543